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                                                                   Exhibit 10.11

                        AIRCRAFT REIMBURSEMENT AGREEMENT

         This Agreement is entered into as of April 14, 1994, among Friendly Ice Cream Corporation, a Massachusetts corporation ("Friendly"), and TRC Realty Co., a Vermont corporation ("Lessee").

                                 R E C I T A L S

         Lessee has entered into that certain Aircraft Lease Agreement dated as of April 14, 1994 (as amended, supplemented or modified from time to time, the "Lease") with General Electric Capital Corporation ("Lessor") providing for the lease by Lessee from the Lessor of a certain Beechjet 400A aircraft, FAA Registration Mark N998GP and Manufacturer's Serial Number RK-32, together with two Pratt & Whitney JT-15D-5 engines and related accessories and optional equipment (collectively, the "Aircraft"). Friendly is an Affiliate of Lessee, will be using the Aircraft in its business from time to time as permitted by the Lease, and desires under this Agreement to provide for its reimbursement of Lessee for certain costs and expenses of its use of the aircraft.

         It is hereby agreed as follows:

         1. Terms used with initial capital letters in this Agreement and not otherwise defined shall have the respective meanings given thereto in the Lease. The following terms when used in this Agreement shall have the meanings indicated below:

                  "Contract User" shall mean Friendly and any other Affiliate of Lessee which has entered into an Aircraft Reimbursement Agreement with Lessee on substantially the same terms and conditions as are contained in this Agreement.

                  "Fixed Costs" shall mean, with respect to any month, those costs and expenses associated with the possession and use of the Aircraft for such month of the type which are reflected as "Fixed costs" on Exhibit A hereto.

                  "Usage Share" shall mean, with respect to each Contract User, such Contract User's share (expressed as a percentage) of the usage of the Aircraft by all Contract Users during the preceding month, which share shall be determined by dividing the number of hours of use of the Aircraft by such Contract User during such month by the total number of hours of use of the Aircraft during such month by all Contract Users.

                  "Variable Expenses" shall mean, with respect to any month, all costs and expenses incurred in connection with the possession and use of the Aircraft during such month other than Fixed Costs, and shall include, without limitation, those costs and expenses of the type which are reflected as "Variable Expenses" on Exhibit A.


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         2. Lessee agrees to make the Aircraft available for use by Friendly on request, subject to the availability of the Aircraft and Lessee's customary scheduling requirements. It is understood and agreed, however, that Lessee shall be and remain solely responsible for the possession and use of the Aircraft and for the payment and performance of all obligations under the Lease, and Friendly shall have no responsibility or obligation with respect thereto except for the reimbursement of costs as provided for in Section 4(a) of this Agreement.

         3. This Agreement shall be for a term commencing on April 14, 1994 and continuing to and through the Term of the Lease.

         4. (a) Friendly shall reimburse Lessee monthly an amount equal to the sum of (a) one-half (1/2) of the Fixed Costs of the Aircraft for the preceding month, and (b) its Usage Share of the Variable Expenses of the Aircraft for the preceding month; provided, however, that if there are more than two Contract Users at any time during the term of this Agreement, the denominator in the fraction in the foregoing clause (a) shall be increased to the total number of Contract Users.

         (b) For the purposes of this Agreement, Fixed costs and Variable Expenses shall be Lessee's fully allocated costs, as determined by Lessee from its books and records in accordance with generally accepted accounting principles. The gross receipts received by Lessee with respect to any month from the use of the Aircraft by a person other than a Contract User shall be credited to Fixed Costs or Variable Expenses for such month in such consistent manner as Lessee shall in good faith deem appropriate. All determinations of hourly use of the Aircraft by Friendly for each month shall be made by Lessee in accordance with its books and records.

         (c) The Lessee will bill Friendly monthly, promptly after the last day of the month, for the amount of its reimbursement amount for the Aircraft for the preceding month, which bill will be due and payable within ten (10) days.

         5. Lessee, if requested by Friendly shall permit Friendly to audit its books and records relating to the costs and Aircraft usage being reimbursed hereunder.

         6. Nothing herein contained shall be construed as constituting a partnership, joint venture or agency between Lessee and Friendly.

         7. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         8. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party (which consent shall not be unreasonably withheld).

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         9. This Agreement shall be governed by the laws of the State of
Illinois.

         In witness whereof, the parties have signed this Agreement as of the date first above written.


                                   FRIENDLY ICE CREAM CORPORATION

                                   By:    /s/ George G. Roller
                                       -----------------------------------
                                   Its:   V.P. & Treasurer


                                   TRC REALTY CO.

                                   By:    /s/ Larry W. Browne
                                       -----------------------------------
                                   Its:   Executive Vice President



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                                                                       EXHIBIT A

                                 TRC REALTY CO.

                        AIRCRAFT REIMBURSEMENT ALLOCATION


FIXED COSTS

         Lease Payments
         Pilot (Salaries & Benefits)
         Pilot Relocation
         Hangar Rental
         Property Taxes
         Letter of Credit Fees
         Set Up Expenses
         Other Fees
         Dues & Subscriptions
         Supplies
         Telephone
         Amortization
         Insurance

VARIABLE EXPENSES

         Fuel
         Maintenance
         Engine
         Landing Fees
         Pilot Travel Expenses
         Catering Costs